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       AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES        Exhibit 11
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                 (In thousands)
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                                                              For the three months ended
                                                         October 31, 1997   October 31, 1998
                                                         ----------------   ----------------
COMPUTATION OF BASIC LOSS PER SHARE
     Net loss                                                    ($1,298)             ($642)
                                                         ===============    ===============

WEIGHTED AVERAGE NUMBER OF SHARES OF
     COMMON STOCK OUTSTANDING                                     37,068             45,627
                                                         ===============    ===============

BASIC LOSS PER COMMON SHARE                                       ($0.04)            ($0.01)
                                                         ===============    ===============

COMPUTATION OF DILUTED LOSS PER SHARE
     Net loss                                                    ($1,298)             ($642)
     Interest not incurred upon assumed conversion
       of convertible note                                             3                  0
                                                         ---------------    ---------------
     Net loss applicable to common stockholders
       used for computation                                      ($1,295)             ($642)
                                                         ===============    ===============

     Weighted average number of shares of common
       stock outstanding                                          37,068             45,627

     Weighted average incremental shares outstanding
       upon assumed conversion of options and warrants            14,936              1,611

     Weighted average incremental shares outstanding
       upon assumed conversion of convertible note                   200                  0
                                                         ---------------    ---------------

WEIGHTED AVERAGE COMMON SHARES AND
     COMMON SHARE EQUIVALENTS USED FOR
     COMPUTATION                                                  52,204             47,238
                                                         ===============    ===============
DILUTED LOSS PER COMMON SHARE AND
     COMMON SHARE EQUIVALENT                                      ($0.02)            ($0.01)
                                                         ===============    ===============
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(a)    This calculation is submitted in accordance with Item 601(b)(11) of
       Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.